SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                       Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported) APRIL 14, 2004
                                                         ---------------

                                   INSCI CORP.
                                   -----------
              Exact name of Registrant as specified in its Charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


    1-12966                                             06-1302773
    -------                                             ----------
Commission File No.                             I.R.S. Employer Identification


ONE RESEARCH DRIVE, SUITE 200B
WESTBOROUGH, MA                                                  01581
--------------------------------------                         ---------
Address of principal executive offices                          Zip Code


(508) 870-4000
--------------
Registrant's telephone number, including area code





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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT


         The Registrant (the "Company"), on April 14, 2004, entered into a Series C Convertible Preferred Stock Purchase Agreement with Selway Partners, LLC ("Selway") and CIP Capital LP ("CIP"), wherein the Agreement provided that, as of March 31, 2004, the issued and outstanding Series A Convertible Debentures, issued to Selway and CIP in the sum of $1,613,216 be converted into Series C Convertible Preferred Stock. The Company issued an aggregate of 831,726 shares of Series C Convertible Preferred Stock for the outstanding Series A Debentures. Selway received 415,863 shares of Series C Preferred Stock convertible into 831,726 shares of Common Stock and CIP received 415,863 shares of Series C Preferred Stock convertible into 831,726 shares of Common Stock. Selway and CIP, combined, received 831,726 shares of Series C Preferred Stock, which is convertible into 1,663,452 shares of Common Stock, or 22% of the issued and outstanding Common Stock in the Company.

         The Company incorporates, by reference, the prior filings with respect to the transactions by and among the Company, Selway, CIP and SCP Private Equity Partners II, L.P. ("SCP") with respect to the Series A Debentures and Series A Preferred Stock, as well as the Series C Preferred Stock.

         Selway and CIP are affiliates of the Company, and are also affiliates of SCP, a major Stockholder in the Company. Selway, CIP and SCP may be deemed the beneficial owners of 596,520 shares of Common Stock and an aggregate of 2,545,337 shares of Series B and Series C Preferred Stock, which are convertible into 13,478,066 shares of Common Stock, or 68% of the Company on a fully diluted basis as a result of their right to convert Series B and C Preferred Stock into shares of Common Stock of the Company and to vote the Series B and Series C Preferred Stock on an "as converted" basis. Additionally, Selway and CIP each own






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230,769 warrants to purchase shares of Series A Preferred Stock in the
Company for a total aggregate, when combined with the Common Stock and Series B and Series C Preferred Stock, of 71% of the issued and outstanding Common Stock of the Company on a fully diluted basis.

         In accordance with the terms of the Series C Preferred Stock Purchase Agreement, the Company has filed an amended Certificate of Designations for Series A, Series B and Series C Preferred Stock, setting forth the rights and preferences for the Series C Preferred Stock.

                                    EXHIBITS

         Exhibit 10.83   Series C Convertible Preferred Stock Purchase Agreement
         Exhibit 10.84 Amended and Restated Certificate of Designations for Series A, B and C Preferred Stock
         Exhibit 99.1    Press Release dated April 15, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   Westborough, MA
         April 27, 2004

                                     INSCI CORP.
                                     (Registrant)

                                     By: /S/ HENRY F. NELSON
                                     ------------------------
                                     HENRY F. NELSON,
                                     Chief Executive Officer and President



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